Exhibit 5.1

ROPES & GRAY LLP ONE INTERNATIONAL PLACE BOSTON, MA 02110-2624 WWW.ROPESGRAY.COM
June 19, 2008
SeraCare Life Sciences, Inc.
37 Birch Street
Milford, MA 01757
     Re: Registration Statement on Form S-1
Ladies and Gentlemen:
This opinion is furnished to you in connection with a registration statement on Form S-1 (the “Registration Statement”), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 4,574,275 shares of Common Stock, $.001 par value (the “Shares”), of SeraCare Life Sciences, Inc., a Delaware corporation (the “Company”), comprised of:
i.	719,115 shares of Common Stock issued to the backstop purchasers of the unexercised subscription rights from the Rights Offering that was done as part of the Company’s Plan of Reorganization on May 17, 2007;

ii.	2,967,058 shares of Common Stock issued to funds managed by Harbinger in a one-for-one exchange for old shares as part of the Company’s Plan of Reorganization on May 17, 2007;

iii.	882,574 shares of Common Stock issued to funds managed by Harbinger on the exercise of their subscription rights in the Rights Offering as part of the Company’s Plan of Reorganization on May 17, 2007; and

iv.	5,528 shares of Common Stock issued to Directors of the Company during the Company’s fiscal year 2008 under the Company’s Amended and Restated 2001 Stock Incentive Plan pursuant to the Company’s Fiscal 2008 Director Compensation Plan.

Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that the Shares included in the Registration Statement are duly authorized and that they are in accordance with their applicable documents and instruments, legally and validly issued, fully paid and nonassessable.
We understand the Shares are being registered to permit the resale of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the hearing “Legal Matters” in the prospectus comprising a part of the Registration Statement.
We express no opinion as to the applicability of, compliance with, or effect of federal law or the law of any jurisdiction other than the General Corporation Law of the State of Delaware.
It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.
Very truly yours,
/s/ Ropes & Gray LLP
Ropes & Gray LLP